                           DIXON TICONDEROGA COMPANY
                           195 International Parkway
                           Heathrow, Florida   32746


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 March 6, 1998


To the Shareholders of
DIXON TICONDEROGA COMPANY

      Notice is hereby given that the Annual Meeting of Shareholders of DIXON TICONDEROGA COMPANY a Delaware corporation (hereinafter called the "Company"), will be held at 195 International Parkway, Heathrow, Florida, 32746 on March 6, 1998 at 11:00 a.m., for the following purposes:

      (1)   To elect two Directors for a three-year term.

      (2) To transact such other business as may properly come before the meeting or any adjournment thereof.

      In accordance with the By-Laws of the Company, the Board of Directors has fixed the close of business on January 6, 1998 as the record date for the determination of shareholders entitled to notice of, and to vote at such meeting or any adjournment thereof.

                                    By Order of the Board of Directors,


                                    Laura Hemmings
                                    Secretary
Heathrow, Florida
February 3, 1998

                              YOUR VOTE IS IMPORTANT

All shareholders are cordially invited to attend the meeting. Whether or not you plan to attend in person, you are urged to mark, date and sign the enclosed proxy and return it promptly in the envelope provided. This will assure your representation at the meeting. If you do attend the meeting in person, you may revoke your proxy by giving written notice of its revocation to the Secretary of the meeting before the proxy is voted or by casting your vote in person.

                           DIXON TICONDEROGA COMPANY
              195 International Parkway, Heathrow, Florida  32746

                                PROXY STATEMENT

      The enclosed proxy statement is solicited on behalf of the Board of Directors of Dixon Ticonderoga Company (hereinafter the "Company") for use at the Annual Meeting of Shareholders to be held at the time, place and for the purposes set forth in the accompanying Notice of Annual Meeting or at any adjournment thereof. If the enclosed proxy card is executed and returned by a shareholder, it nevertheless may be revoked at any time before it has been voted. Abstentions and broker non-votes will be counted only for the purpose of determining the existence of a quorum.

      The shares represented at the meeting by the enclosed proxy will be voted as marked on all matters to be acted upon at the meeting. Only shareholders of record at the close of business on January 6, 1998 will be entitled to vote at the meeting. The outstanding voting shares of the Company at the close of business on January 6, 1998 consisted of 3,731,277 shares of the Common Stock and each such share is entitled to one vote. Shareholders do not have cumulative voting rights. On the record date there were 3,731,277 shares of the Company's Common Stock outstanding and entitled to vote. A majority of the shares entitled to vote, present in person or represented by proxy, constitutes a quorum at the meeting.

      The mailing of this Proxy Statement, together with the Company's Annual Report on Form 10-K for fiscal year ended September 30, 1997, commenced on February 3, 1998.

                               MAJOR STOCKHOLDERS

      The only stockholders known by the Company to own beneficially more than 5% of the shares of common stock outstanding as of December 15, 1997, are as follows:

                                                  Shares of Stock Percentage
Name & Address             Nature of Beneficial   Beneficially    of Voting
Beneficial Owner           Ownership              Owned           Securities
Gino N. Pala               Sole Voting &
 195 International Pkwy.    Investment Power          524,570         15.5%
 Heathrow, FL  32746       Sole Voting Power &
                            Shared Investment
                            Power                     245,775          7.2%
                           Option                      25,000          0.7%

Hollybank, Investments, L.P.  Sole Voting &
 One Financial Center          Investment Power       371,700         11.0%
 Suite 1600
 Boston, MA     02111

                           SECURITY OWNERSHIP OF MANAGEMENT

      The following table sets forth, as of December 15, 1997, the number of shares of the Company's voting securities owned beneficially to the knowledge of the Company by each director and by all executive officers and directors of the Company as a group. All shares are subject to the person's sole voting and investment power except where otherwise indicated.

          Name of             Amount and Nature of            Percentage of
      Beneficial Owner        Beneficial Ownership          Voting Securities
      Gino N. Pala                  795,345(1)                    23.4%
      Richard F. Joyce               34,435(2)                     1.0%
      John E. Ramondo                   400                         *
      Joseph R. Sadowski              8,550                         *
      Philip M. Shasteen              9,969                         *
      Ben Berzin, Jr.                   500                         *
      Kent Kramer                       500                         *
      Richard Asta                   32,645 (3)                     *
      Richard H. D'Antonio            6,720 (4)                     *
      Leonard D. Dahlberg, Jr.        9,594 (5)                     *
      All Executive Officers and
       Directors as a Group
       (13 Persons)                 924,637(6)                    26.8%
-------------------
*     Indicates ownership is less than 1%.

(1) This includes 524,570 shares owned by him over which he has full voting and investment power and 245,775 shares over which he has sole voting and shared investment power only. In addition, this includes an option to purchase 25,000 shares that can be exercised within the next sixty days.

(2) This includes options to purchase 15,000 shares that can be exercised within the next sixty days. This does not include an irrevocable trust having 97,420 shares for which Deborah Joyce (daughter of Gino N. Pala and spouse of Richard F. Joyce) acts as Trustee.

(3) This includes options to purchase 16,750 shares that can be exercised within the next sixty days.

(4) This includes options to purchase 6,500 shares that can be exercised within the next sixty days.

(5) This includes options to purchase 4,000 shares that can be exercised within the next sixty days.

(6) This includes options to purchase 78,750 shares that can be exercised within the next sixty days.

                                   ELECTION OF DIRECTORS


      The Certificate of Incorporation of the Company provides that the members of Dixon Ticonderoga Company Board of Directors shall be divided into three classes, as nearly equal in number as possible, each of which is to serve for three years, with one class being elected each year. The terms of the Directors in Class I expire with this Annual Meeting. Currently eight members are seated on the Board of Directors. Certain seats within the three classes remain vacant. Directors are elected by plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

      Unless authority with respect thereto is withheld in the proxy, it is the intention of the persons named as proxies in the enclosed proxy card to vote for the election as directors the nominees named below to serve as directors until their respective terms expire and until their successors shall have been elected and qualified. In the event that any nominee shall become unable or unwilling to serve as a director, the proxies named in the enclosed proxy card intend to vote for such other person as they deem proper. The Board of Directors knows of no reason why any nominee will be unable or unwilling to serve as a director.

      The Company has not nominated a person to fill the board seat of one Class I Director whose term expires at the annual meeting to be held on March 6, 1998 because it has not completed it's search for a suitable replacement. Proxies cannot be voted for a greater number of persons that the number of nominees named.

      Shareholders may vote for, or withhold their vote from, the entire slate of nominees by marking the appropriate box on the proxy card. Shareholders may withhold their votes from any particular nominee by writing that nominee's name in the place indicated on the proxy card.

      At the 1997 Annual Meeting of Shareholders 95.7% of the Common Shares were present in person or by proxy and the percentage of total shares cast for and withheld from the vote for each nominee is shown in the following table:

                                                      Percentage
                                                      Withholding
                Nominee             Percentage For    Authority

            John E. Ramondo             89.7%            6.0%

            Kent Kramer                 89.7%            6.0%

            Ben Berzin, Jr.             89.2%            6.5%

                        DIRECTORS WHO ARE NOMINATED FOR ELECTION

                            Year First                                                                         Class & Year
                              Became      Principal Occupation or Employment During the Past Five                In Which
Name                    Age   Director    Years and Directorships of Other Public Companies                    Term Expires
---------------------------------------------------------------------------------------------------------------------------
Gino N. Pala            69    1978        Chairman of the Board of the Company since February, 1989;              Class I
(Father-in-law of                         President Chief Executive Officer since July 1985.                      1998
Richard F. Joyce)

Richard F. Joyce        42    1982        Vice Chairman of the Board since January, 1990; President and Chief     Class I
(Son-in-law of                            Operating Officer, Consumer Group since March 1996; Executive Vice      1998
Gino N. Pala)                             President and Chief Legal Executive, since February 1991.

                        CONTINUING DIRECTORS WHOSE TERMS ARE NOT EXPIRING
Joseph R. Sadowski      66    1986        Retired Co-chairman, Atlas Energy Group, Inc., Coraopolis, PA,          Class III
                                          since December 1993.  Founder and President, Atlas Energy Group,        1999
                                          Inc., since 1971.  (1)

Philip M. Shasteen      48    1986        Attorney/Shareholder, Johnson, Blakely, Pope, Ruppel                    Class III
                                          & Burns, P.A., Tampa, FL, since August, 1992. (1)                       1999

Kent Kramer             53    1997        Chief Executive Officer of Professional Sports Marketing, Inc.,         Class II
                                          Dallas, TX, since November, 1996 (1) prior thereto President of         2000
                                          Professional Sports Marketing, Inc., since 1985.

Ben Berzin, Jr.         49    1994        Senior Vice President, PNC Capital Recovery Corp. (formerly             Class II
                                          Midlantic Bank, N.A.), East Brunswick, NJ, since 1990. (1)              2000

John E. Ramondo         69    1986        President and CEO, Power Construction Consultants, Inc., (1)            Class II
                                          Bankston, AL; prior thereto Senior Vice President of                    2000
                                          Construction, Simco Corp.,(1) Brownsville, TN; prior
                                          thereto Manager of Projects, Cogeneration Services, Inc. (1)
                                          (a division of Kamine Development Corp.) Union, N.J. since 1990.

(1)   Not parents, subsidiaries or other affiliates of the Company.

                      MEETINGS AND COMMITTEES OF THE BOARD

      For the fiscal year ending September 30, 1997, the Board of Directors of the Company met five times, including the annual meeting of directors following the 1997 Annual Meeting of Shareholders. No director attended less than seventy-five percent (75%) of (a) the Board meetings or (b) the meetings of all committees on which he serves held during fiscal year. Committee appointments are reviewed by the Board in March each year. The Company does not have a Nominating Committee.

Audit Committee

  The Board of Directors has an Audit Committee currently composed of the following directors: Ben Berzin Jr. (Chairman), Philip M. Shasteen and Kent Kramer. The Audit Committee is primarily concerned with the effectiveness of the Company's accounting policies and practices, financial reporting and internal controls. Specifically, the Committee reviews and approves the scope of the annual audit of the books and records of the Company and reviews the findings and recommendations of the outside auditors on completion of the audit; considers the organization, scope and adequacy of the Company's internal controls function; monitors the extent to which the Company has implemented changes recommended by the independent auditors or the Committee; and provides oversight with respect to accounting principles employed in the Company's financial reporting. The Committee, comprised entirely of non-employee directors, met three times during the past fiscal year.

Compensation Committee

Compensation Committee Interlocks and Insider Participation

      The Board of Directors has a Compensation Committee currently composed of the following directors: John Ramondo (Chairman) Joseph R. Sadowski and Bobby Brantley. The Compensation Committee is primarily concerned with the Company's organization, salary and non-salary compensation and benefit programs. The Committee also recommends to the Board of Directors annual salaries, bonus programs and stock option plans covering the Chief Executive Officer. The Committee met once during the past fiscal year. No Compensation Committee members areor have been officers or employees of the Company and none had interlocking relationships with any other entities, including any of the type that would be required to be disclosed herein.

Board Compensation Committee Report on Executive Compensation

      Under the guidelines established by the previously adopted Management Incentive Program ("MIP"), the Committee evaluates Dixon Ticonderoga's manage-ment employee performance. Factors which are considered under the MIP guidelines include: corporate performance, business unit performance and personal performance. The corporate performance rating is largely based upon the Company's growth in earnings per share. The business unit ratings are based primarily on profit performance, return on equity and budgetary success. The personal performance can include such factors as meeting set strategic planning goals and organizational and management development.

      Under the MIP, incentive awards are made annually to key management employees as determined by top corporate management and approved by the Committee and include both cash and stock incentives. The objectives of the MIP are to motivate and reward the accomplishment of corporate and business unit annual objectives, reinforce a strong performance orientation and provide a fully competitive compensation package which will attract, reward and retain individuals of the highest quality. As a pay-for-performance plan, year-end cash bonus awards are paid only upon the achievement of performance objectives established for the fiscal year. Appropriate performance objectives are established for each fiscal year in support of the Company's annual strategic plan and a weighting is established for each component based on the relative importance of each to the individual. Stock options may also be granted to key employees as part of the Company's incentive program.

      The Committee meets annually to evaluate the Chief Executive Officer's performance and reports on that evaluation to the independent directors of the Board. In 1997, the Committee rated highly the Chief Executive Officer's role in enhancing shareholder value, raising corporate earnings and his leadership in developing the Company's management structure and succession and further carrying out the Company's other strategic objectives. The Chief Executive Officer's salary remained at $235,000 per annum and he received a bonus payment of $81,013 under the Management Incentive Program discussed above.

      The foregoing report is submitted by the members of the Compensation
      Committee:

                    John E. Ramondo (Chairman)
                    Joseph R. Sadowski
                    Bobby Brantley


                                 COMPENSATION OF DIRECTORS

      Each non-employee director receives a retainer of $7,500.00 a year plus $400.00 for each meeting of the Board of Directors he attends, and $450.00 for each Committee meeting he attends. Officer-directors receive $350.00 for each Board meeting attended. The Company also reimburses its directors for travel, lodging and related expenses incurred in attending Board and committee meetings and provides each director with liability insurance.

                          EXECUTIVE OFFICERS OF THE COMPANY

       Name              Age                    Title
       ----              ---                    -----

Gino N. Pala             69    Chairman of the Board since February, 1989;
                               President and Chief Executive Officer since
                               July, 1985.

Richard F. Joyce         42    Vice Chairman of the Board since January,
                               1990; President and Chief Operating Officer,
                               Consumer Group since March, 1996; Executive
                               Vice President and Chief Legal Executive since
                               February, 1991.

Richard A. Asta          41    Executive Vice President of Finance and Chief
                               Financial Officer since February, 1991.  In
                               1996, Mr. Asta entered into a plea agreement relating to his indictment in 1995 stemming from his prior employment with the accounting firm of Laventhol & Horwath and audits of a client of that firm. In 1997, he was ordered to make partial restitution and sentenced to three years probation and community service.

Leonard D. Dahlberg, Jr. 46    Executive Vice President, Industrial Group,
                               since March, 1996; prior thereto Executive
                               Vice President of Manufacturing/Consumer
                               Products Division since August, 1995; prior there to Senior Vice President of Manufacturing since February, 1993; prior thereto Vice
                               President of Manufacturing since March, 1990.

Kenneth A. Baer          51    Vice President and Treasurer since January,
                               1991.

John Adornetto           56    Vice President and Corporate Controller since
                               January, 1991.

Richard H. D'Antonio     49    Senior Vice President and Chief Information
                               Officer since March, 1996; prior thereto Vice
                               President of Information Services since
                               October, 1993; prior thereto Principal of RHD
                               Consulting since May, 1990. RHD Consulting is not a parent, subsidiary or other affiliate of the Company.

Laura Hemmings           46    Corporate Secretary of the Company since
                               January, 1986.

                                  EXECUTIVE COMPENSATION

  To meet the goal of providing the shareholders a concise, comprehensive overview of compensation awarded, earned or paid in the reporting period, the Summary Compensation Table is presented below. The Summary Compensation Table includes individual compensation information on the Chief Executive Officer and four other most highly compensated executives, for services rendered in all capacities during the fiscal years ended September 30, 1997, 1996 and 1995.

SUMMARY COMPENSATION TABLE
                                                                      Securities
                                                                      Underlying
                                                 ANNUAL COMPENSATION  Options
Name/Title                       Year    Salary     Bonus   Other(1)  Granted
Gino N. Pala                     1997   $ 234,805   $81,013  $67,123     42,000
 President and                   1996   $ 204,375   $43,100  $30,821       -0-
 Chief Executive Officer         1995   $ 200,000   $   -0-  $53,581     10,000

Richard F. Joyce,                1997   $ 150,625   $40,414  $39,840     75,000-
 President and Chief Operating   1996   $ 141,700   $23,780  $32,554       -0-
 Officer, Consumer Group and     1995   $ 128,460   $   -0-  $48,420     10,000
 and Executive Vice President
 and Chief Legal Executive

Richard A. Asta                  1997   $ 147,373   $38,897  $35,370     36,000
 Executive Vice President        1996   $ 141,110   $23,367  $21,353       -0-
 of Finance and Chief            1995   $ 134,706   $   -0-  $20,359     10,000
 Financial Officer

Leonard D. Dahlberg, Jr.         1997   $ 110,000   $14,850  $24,960     20,000
 Executive Vice President        1996   $  97,665   $12,077  $19,826       -0-
 Industrial Division             1995   $  90,349   $   -0-  $26,977      2,000

Richard H. D'Antonio             1997   $ 107,167   $19,800  $14,136     20,000
 Senior Vice President,          1996   $  99,083   $12,219  $ 7,740      2,000
 Chief Information Officer       1995   $  90,933   $  -0-   $ 6,365      4,000



  (1) The totals in this column reflect the aggregate value of the Company contributions under a modified 401(k) Thrift Plan, 401(k) Mirror Plan, gain from the exercise of stock options and perquisites, (including personal and non-plan benefits).

EMPLOYMENT AGREEMENTS

      In March, 1995, the Company entered into employment agreements with the Chief Executive Officer and the Executive Vice President and Chief Legal Executive. The agreements provide for the continuation of salary and related employee benefits for a period of 24 months following their termination of employment under certain changes in control of the Company. In addition, all options held by these officers would become immediately exercisable upon the date of termination and remain exercisable for 90 days thereafter.


OUTSTANDING STOCK OPTIONS

      The following table sets forth cumulative information concerning outstanding options to purchase shares of the Company's Common Stock originally granted prior to December 15, 1997. The options (except those made May 16,
1997) were granted pursuant to the 1988 Dixon Ticonderoga Company Executive Stock Plan, as amended, (the "1988 Plan"). The 1988 Plan was amended again in December 1996. The Dixon Ticonderoga Amended and Restated Stock Option Plan ("New Plan") was adopted by the Shareholders in 1997. The outstanding options under the 1988 Plan vest 25% after one year; 25% after two years; and 50% after three years, and remain exercisable for a period of three years from the date of vesting. Under the New Plan, options vest on the same schedule but expire five years from the date of vesting. All options expire three months after termination of employment. At December 15, 1997, there were 519,495 options outstanding and 100,927 shares available for future grants under the New Plan. The New Plan provides for participation by officers or key management employees of the Company or its subsidiaries. The following table discloses (for the Chief Executive Officer and other named officers) the gain or "spread" that would be realized if the options granted were exercised on the expiration date when the Company's stock price had appreciated by the percentage levels indicated annually from the market price on the date of the grant.

OPTION GRANTS
                                         % of Total        Exercise           Final     Assumed Stock  Assumed Stock
                           Options       Options Granted   of Base         Expiration   Appreciation   Appreciation
Name and Title             Granted (#)   in Year of Grant  Price ($/Sh)       Date          5% ($)         10% ($)

Gino N. Pala                 20,000 <F2>         20.0%           $8.62      10/00       $ 49,996        $112,060
President and Chief          10,000 <F3>         10.6%           $6.75      12/01       $ 19,575        $ 43,875
Executive Officer            42,000 <F5>         12.0%           $8.87      05/05       $158,330        $371,422

Richard F. Joyce             10,000 <F2>        10.0%            $8.62      10/00       $ 24,998        $ 56,030
President and Chief          10,000 <F3>        10.6%            $6.75      12/01       $ 19,575        $ 43,875
Operating Officer-Consumer   75,000 <F5)        21.4%            $8.87      05/05       $282,731        $663,254
Group and Executive Vice
President and Chief Legal
Executive-Corporate

Richard A. Asta               3,500 <F1>         7.6%            $7.75      12/98       $  7,866        $ 17,631
Executive Vice President     10,000 <F2>        10.0%            $8.62      10/00       $ 24,998        $ 56,030
of Finance and Chief         10,000 <F3>        10.6%            $6.75      12/0l       $ 19,575        $ 43,875
Financial Officer            36,000 <F5>        10.3%            $8.87      05/05       $135,711        $318,362

Leonard D. Dahlberg, Jr.      2,000 <F1>         4.3%            $7.75      12/98       $  4,495        $ 10,075
Executive Vice President      2,000 <F3>         2.0%            $8.62      10/00       $  5,000        $ 11,206
Industrial Group              2,000 <F4>         2.1%            $6.75      12/01       $  3,915        $  8,775
                             20,000 <F5>         5.7%            $8.87      05/05       $ 75,395        $176,868

Richard H. D'Antonio          2,000 <F2>       100.0%            $6.12      02/00       $  3,550        $  7,956
Senior Vice President         2,000 <F3>         2.0%            $8.62      10/00       $  5,000        $ 11,206
Chief Information Officer     4,000 <F4>         4.2%            $6.75      12/01       $  7,830        $ 17,550
                              2,000 <F5>        11.8%            $7.12      08/02       $  4,130        $  9,256
                             20,000 <F6>         5.7%            $8.87      05/05       $ 75,395        $176,868

<F1> Granted December 18, 1992 under the 1988 Dixon Ticonderoga Company
     Executive Stock Option Plan.

<F2> Granted October 21, 1994 under the 1988 Dixon Ticonderoga Company
     Executive Stock Option Plan.

<F3> Granted December 15, 1995 under the 1988 Dixon Ticonderoga Company
     Executive Stock Option Plan.

<F4> Granted August 28, 1996 under the 1988 Dixon Ticonderoga Company
     Executive Stock Option Plan.

<F5> Granted May 16, 1997 under the New Plan.

      The following table presents individual grants of options that were made exercised and/or expired during the last three fiscal years to each of the named executives. This table also is intended to allow shareholders to ascertain the number and size of option grants made during the last three years, as well as options exercisable, and their value as of September 30, 1997.

AGGREGATED OPTION EXERCISES IN LAST THREE FISCAL YEARS AND FISCAL YEAR-END OPTION VALUES
                                                                 Number of Options at           Value of Options at
                                                                 Fiscal Year-End (#)            Fiscal Year-End ($)<F1>
                             Shares Acquired   Value             -------------------------      -------------------------
Name and Title               on Exercise (#)   Realized ($)      Exercisable  Unexercisable     Exercisable Unexercisable
Gino N. Pala                 39,300 <F2>       $70,740              -0-<F2>      -0-<F2>        $   -0-     $   -0-
President and Chief          21,400 <F3>       $55,980              -0-<F3>      -0-<F3>        $   -0-     $   -0-
Executive Officer             5,250 <F4><F8>   $30,188              -0-<F4>      -0-<F4>        $   -0-     $   -0-
                                                                 20,000<F6>      -0-<F6>        $85,000     $   -0-
                                                                  5,000<F7>    5,000<F7>        $30,625     $ 30,625
                                                                    -0-<F10>  42,000<F10>       $   -0-     $168,000

Richard F. Joyce              15,000 <F3>      $44,062              -0-<F3>      -0-<F3>        $   -0-     $   -0-
President and Chief            2,625 <F4><F8>  $15,094              -0-<F4>      -0-<F4>        $   -0-     $   -0-
Operating Officer-Consumer                                       10,000<F6>      -0-<F6>        $42,500     $   -0-
Group and Executive Vice                                          5,000<F7>    5,000<F7>        $30,625     $ 30,625
President and Chief Legal                                           -0-<F10>  75,000<F10>       $   -0-     $300,000
Officer-Corporate

Richard A. Asta               15,000 <F3>      $56,250              -0-<F3>      -0-<F3>        $   -0-     $   -0-
Executive Vice President         875 <F4><F8>  $ 4,484            1,750<F4>      -0-<F4>        $ 8,969     $   -0-
of Finance and Chief                                             10,000<F6>      -0-<F6>        $42,500     $   -0-
Financial Officer                                                 5,000<F7>    5,000<F7>        $30,625     $ 30,625
                                                                    -0-<F10>  36,000<F10>       $   -0-     $144,000

Leonard D. Dahlberg, Jr.     16,376 <F2>       $66,977              -0-<F2>      -0-<F2>        $   -0-     $   -0-
Executive Vice President,     7,094 <F3>       $25,336              -0-          -0-            $   -0-     $   -0-
Industrial Group                500 <F4><F8>   $ 3,438            1,000<F4>      -0-<F4>        $ 5,125     $   -0-
                                                                  2,000<F6>      -0-<F6>        $ 8,510     $   -0-
                                                                  1,000<F7>    1,000<F7>        $ 6,125     $ 6,125
                                                                    -0-<F10>  20,000<F10>           -0-     $80,100

Richard H. D'Antonio                                              2,000<F5>      -0-<F5>        $13,510     $21,562
Senior Vice President                                             2,000<F6>      -0-<F6>        $ 8,510     $60,000
Chief Information Officer                                         2,000<F7>    2,000<F7>        $12,250     $12,250
                                                                    500<F9>    1,500<F9>        $ 2,878     $ 8,633
                                                                    -0-<F10>  20,000<F10>          -0-      $80,100


      <F1>     Closing price at fiscal year end was $12.875 per share.

      <F2>     Granted at $4.20 per share on July 28, 1986 under the 1979
               Dixon Ticonderoga Company Executive Stock Option Plan.

      <F3>     Granted February 22, 1991 under the 1988 Dixon Ticonderoga
               Company Executive Stock Option Plan.

      <F4>     Granted December 18, 1992 under the 1988 Dixon Ticonderoga
               Company Executive Stock Option Plan.

      <F5>     Granted October 21, 1994 under the 1988 Dixon Ticonderoga
               Company Executive Stock Option Plan.

      <F6>     Granted December 15, 1995 under the 1988 Dixon Ticonderoga
               Company Executive Stock Option Plan.

      <F7>     An additional 1,750 options were allowed to expire for Gino N.
               Pala, 875 options were allowed to expire for Richard F.
               Joyce and Richard A. Asta and 500 options were allowed to expire for Leonard Dahlberg.

      <F8>      Granted August 28, 1996 under the 1988 Dixon Ticonderoga
                Company Executive Stock Option Plan.

      <F9>      Granted May 16, 1997 under the New Plan.





      The following graph demonstrates a five-year comparison of cumulative total returns based upon (1) the Company's fiscal year end and (2) an initial investment of $100.00 in Company stock, as compared with the Russell 2000 Broad
Market Index and the Standard Industry Group of Listed Securities for Office
Equipment and Supplies.

                      COMPARISON OF CUMULATIVE TOTAL RETURN
                   OF COMPANY, INDUSTRY INDEX AND BROAD MARKET

                                       Dixon
      Measurement Period            Ticonderoga     Industry      Broad
      (Fiscal Year Covered)             Co.           Index       Market
      -------------------           -----------     --------      ------

            1992                    100             100           100
            1993                    122.50          111.55        133.16
            1994                    195.00          121.15        136.72
            1995                    155.00          155.34        168.67
            1996                    152.50          114.53        191.01
            1997                    257.50          105.82        254.35



                                EMPLOYEE 401(k) THRIFT PLAN

  The Company adopted a 401(k) Thrift Plan effective January 1, 1985. The plan permits domestic non-union employee contributions of up to 26% of salary; 16% of which is tax deferred. The Company matches up to 50% of the first 8% providing such match will be contributed from pre-federal income tax profit or accumulated profits and the Company will contribute 3% of gross wages of all domestic non-union employees regardless of profits or employee contributions. Certain tax legislation enacted since 1985 has put further limitation on the tax deferral of matching and employee contributions.


                                    401(k) MIRROR PLAN

  In April 1996, the Company adopted the Dixon Ticonderoga Company 410(k) Mirror Plan for certain officers. The 401(k) Mirror Plan is a non-qualified plan for federal income tax purposes. The Plan was created to provide similar benefits to officers that had previously been available under the 401(k) Thrift Plan discussed above, before limitations adopted under certain tax legislation.

                  SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors, and persons who beneficially own more than ten percent (10%) of the Company's stock, to file initial reports of ownership and reports of changes in ownership with the Securities & Exchange Commission (SEC) and the American Stock Exchange. Executive officers, directors and greater than ten percent (10%) beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on a review of the copies of such forms furnished to the Company and written representations from the Executive Officers and Directors, the Company believes that all Section 16(a) filing requirements applicable to its Executive Officers, Directors and greater than ten percent (10%) beneficial owners were complied with.


                                 SHAREHOLDERS' RIGHTS PLAN

      In March, 1995, the Company declared a dividend distribution of one Preferred Stock Purchase Right on each share of Company common stock. Each Right will entitle the holder to buy one-thousandth of a share of a new series of preferred stock at a price of $30.00 per share. The Rights will be exercisable only if a person or group (other than the Company's chairman, Gino N. Pala, and his family members) acquires 20% or more of the outstanding shares of common stock of the Company or announces a tender offer following which it would hold 30% or more of such outstanding common stock. The Rights entitle the holders other than the acquiring person to purchase Company common stock having a market value of two times the exercise prices of the Right. If, following the acquisition by a person or group of 20% or more of the Company's outstanding shares of common stock, the Company were acquired in a merger or other business combination, each Right would be exercisable for that number of the acquiring company's shares of common stock having a market value of two times the exercise prices of the Right.

      The Company may redeem the Rights at one cent per Right at any time until ten days following the occurrence of an event that causes the Rights to become exercisable for common stock. The Rights expire in ten years.

                              INDEPENDENT PUBLIC ACCOUNTANTS

      Based on a recommendation from the Audit Committee, the Board of Directors of the Company has selected Coopers & Lybrand L.L.P. to serve as the Company's auditor for the next fiscal year.

      Representatives of Coopers & Lybrand L.L.P. will be in attendance at the Annual Meeting of Shareholders and will have an opportunity to make a statement if they so desire. Such representatives are expected to be available to respond to appropriate questions from the shareholders.

                      OTHER MATTERS WHICH MAY COME BEFORE THE MEETING

      The Board of Directors is not at present aware of any other matters to be brought before the meeting, except those incidental to the conduct of the meeting. However, if any such matters should come before the meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in their discretion.


                                  SHAREHOLDERS PROPOSALS

        Any proposal that a shareholder may desire to have included in the Company's proxy material for presentation at the next Annual Meeting must be received at the Company's principal office on or prior to September 29, 1998.


                       SOLICITATION OF PROXIES AND EXPENSES THEREOF

  It is presently contemplated that proxies will be solicited only by mail and, possibly, by telephone, telegraph or personal calls by officers, directors or regular employees of the Company. However, if the circumstances warrant, the Company may retain the services of a proxy soliciting firm. Any expense incurred in the solicitation of proxies, including the expenses of brokers and other nominees in soliciting non-record owners and of any proxy soliciting firm retained, will be borne by the Company.


                                  COPIES OF FORM 10-K

  The Company will provide without charge to each shareholder, upon written request of such shareholder, a copy of the Company's Annual Report on Form 10-K, including the financial statements and the financial statement schedules, required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934 for the Company's most recent fiscal year. Requests for such copies should be made to Laura Hemmings, Secretary, Dixon Ticonderoga Company, 195 International Parkway, Heathrow, Florida 32746.

                                        By Order of the Board of Directors,





                                        Laura Hemmings
                                        Secretary
Heathrow, Florida
February 3, 1998